    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           KIMBERLY-CLARK CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

                   DELAWARE                                      39-0394230
           (State of incorporation)                 (I.R.S. Employer Identification No.)

                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                               O. GEORGE EVERBACH
                            SENIOR VICE PRESIDENT --
                           LAW AND GOVERNMENT AFFAIRS
                           KIMBERLY-CLARK CORPORATION
                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                               ALLAN G. SPERLING
                       CLEARY, GOTTLIEB, STEEN & HAMILTON
                                1 LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS            AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
OF SECURITIES TO BE REGISTERED       REGISTERED          PER UNIT(1)            PRICE(1)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Debt Securities...............      $500,000,000             100%             $500,000,000           $147,500
==================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                             DATED FEBRUARY 2, 1998

                       [KIMBERLY CLARK LOGO] Corporation

                                Debt Securities

                             ---------------------

     Kimberly-Clark Corporation (the "Corporation" or "Kimberly-Clark") from time to time may offer and sell debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series not to exceed $500,000,000 in aggregate principal amount (the "Debt Securities") denominated in United States dollars or any other currency. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") the title, aggregate principal amount, denominations, maturity, interest rate, if any (which may be fixed or variable), time of payment of any interest, any terms for redemption at the option of the Corporation or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price and other terms in connection with the offering and sale of such Offered Debt Securities.

     The Corporation may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly or indirectly to other purchasers or through agents. Such underwriters may include Salomon Brothers Inc and Morgan Stanley & Co. Incorporated, or may be a group of underwriters represented by firms including one or both of such firms. Such firms may also act as agents. The Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Offered Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents and any applicable commissions or discounts.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 2, 1998.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF THE DEBT SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE DEBT SECURITIES. SPECIFICALLY, THE UNDERWRITERS OR AGENTS SPECIFIED IN THE RELEVANT PROSPECTUS SUPPLEMENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR AND PURCHASE THE DEBT SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE DEBT SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS AND "PLAN OF DISTRIBUTION" OR "UNDERWRITING" IN THE RELEVANT PROSPECTUS SUPPLEMENT.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Room 3190, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and 13th Floor, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy and information statements and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange, on which certain of the Corporation's securities are listed. Such materials also may be accessed electronically by means of the Commission's web site at http://www.sec.gov.

     The Corporation has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents heretofore filed with the Commission by the Corporation under the Exchange Act are incorporated herein by reference:

          (a) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, including those portions of the Corporation's annual report to its stockholders for the year ended December 31, 1996 and the Corporation's 1997 proxy statement incorporated by reference in such Annual Report on Form 10-K;

          (b) the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          (c) the Corporation's Current Reports on Form 8-K dated February 20, 1997, February 25, 1997, April 24, 1997, October 30, 1997, November 25,
     1997 and January 30, 1998.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained herein, in the Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in the Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Corporation will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information referred to above which has been or may be incorporated in this Prospectus by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Written requests or requests by telephone for such copies should be directed to Donald M. Crook, Secretary, Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100 (telephone 972-281-1200).

                                THE CORPORATION

     Kimberly-Clark is engaged principally in the manufacturing and marketing throughout the world of a wide range of products for personal, business and industrial uses. Most of these products are made from natural and synthetic fibers using advanced technologies in absorbency, fibers and nonwovens. Kimberly-Clark's businesses are separated into three segments: Personal Care Products; Tissue-Based Products; and Newsprint, Paper and Other. Consolidated net sales of its products and services totaled approximately $13 billion in 1996.

     Personal Care Products includes disposable diapers, training and youth pants; feminine care and adult incontinence care products; wet wipes; health care products; and related products. Products in this business segment are for household use and are sold under a variety of well-known brand names, including Huggies, Pull-Ups, GoodNites, Kotex, New Freedom, Lightdays, Depend and Poise. Tissue-Based Products include facial and bathroom tissue, paper towels, paper napkins and wipers for household and away-from-home use; pulp; and related products. Products in this business segment are sold under the Kleenex, Scott, Kleenex Cottonelle, Kleenex Viva, Kimwipes, Wypall and other brand names. Products for household use are sold directly and through wholesalers to supermarkets, mass merchandisers, drugstores, warehouse clubs, home health care, variety and department stores and other retail outlets. Health care products are sold to distributors, converters and end-users. Products for away-from-home use are sold through distributors and directly to manufacturing, lodging, office building, food service and health care establishments and other high volume public facilities. Newsprint, Paper and Other includes newsprint, printing papers, premium business and correspondence papers, specialty papers, technical papers, and related products; and other products and services. Newsprint and groundwood printing papers are sold directly to newspaper publishers and commercial printers. Other papers and specialty products in this business segment are sold directly to users, converters, manufacturers, publishers and printers, and through paper merchants, brokers, sales agents and other resale agencies.

     On March 27, 1997, Kimberly-Clark sold its Coosa Pines, Alabama pulp and newsprint operations, and related woodlands, to Alliance Forest Products Inc., a publicly held Canadian corporation, for approximately $600 million in cash.

     On June 6, 1997, Kimberly-Clark sold its 50.1 percent interest in Scott Paper Limited, a publicly-traded Canadian company ("SPL"), to Kruger, Inc. ("Kruger") as part of a transaction in which Kruger acquired all of SPL's outstanding common shares.

     On December 18, 1997, the Corporation acquired Tecnol Medical Products, Inc. ("Tecnol"), a leading maker of disposable face masks and patient care products. The transaction was accounted for as a purchase and involved the exchange of approximately 8.7 million shares of Kimberly-Clark common stock for all outstanding shares of Tecnol common stock.

     Kimberly-Clark was incorporated in Delaware in 1928 as the successor to a business established in 1872. Its principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and its telephone number is (972) 281-1200.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 was 6.39, 9.17, 1.55, 4.51 and 2.64,
respectively. The ratio of earnings to fixed charges includes a pretax restructuring charge of $701.2 million in 1997, $1,440.0 million in 1995 and $378.9 million in 1993. Excluding this charge, the ratio of earnings to fixed charges was 9.32 in 1997, 6.20 in 1995 and 3.77 in 1993.

                                USE OF PROCEEDS

     The net proceeds received by the Corporation from the sale of the Debt Securities will be used for general corporate purposes. These purposes may include: reduction of its existing indebtedness; working capital; capital expenditures; investments in subsidiaries and equity companies; the purchase of shares of the Corporation's stock; and future acquisitions. Pending use for these purposes, such proceeds will be invested in short-term securities.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities are to be issued under a First Amended and Restated Indenture, dated as of March 1, 1988, between the Corporation and Bank of America National Trust and Savings Association, as Trustee ("BOA"), as amended by the First Supplemental Indenture, dated as of November 6, 1992, and the Second Supplemental Indenture, dated as of May 25, 1994, between the Corporation and BOA (the "Indenture"). Pursuant to an Instrument of Resignation, Appointment and Acceptance, dated as of December 12, 1995, BOA resigned as Trustee under the Indenture and The First National Bank of Chicago was appointed as successor Trustee (the "Trustee") thereunder. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to the Indenture and certain defined terms in the Indenture are capitalized herein.

GENERAL

     The Debt Securities will be unsecured obligations of the Corporation and will rank on a parity with all other currently outstanding unsecured and unsubordinated indebtedness of the Corporation. The Indenture does not limit the aggregate principal amount of the Debt Securities or of any particular series of Offered Debt Securities and provides that Debt Securities may be issued thereunder from time to time in one or more series.

     Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms thereof: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the initial offering price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be sold; (4) the date or dates on which the principal of the Offered Debt Securities will be payable;
(5) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue; (6) the date or dates on which such interest, if any, will be payable and the Regular Record Dates for such Interest Payment Dates; (7) the obligation, if any, of the Corporation to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder, and the periods within, the prices at, and the terms and conditions upon which the Offered Debt Securities shall be redeemed or purchased; (8) the date or dates, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Corporation or of the holder thereof and other detailed terms and provisions of any such optional redemption;
(9) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof; (10) the currency of payment of principal of (and premium, if any) and/or interest on the Offered Debt Securities; (11) any index used to determine the amounts of payments of principal of (and premium, if any) and/or interest on the Offered Debt Securities; (12) the right of the Corporation to defease the Offered Debt Securities or certain restrictive covenants and certain Events of Default under the Indenture; (13) any issuance of the Offered Debt Securities in the form of one or more Global Securities and, in such case, the Depositary therefor; and (14) any Events of Default or other terms relating to the Offered Debt Securities in addition to those described herein. (Section 301)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of and any premium and interest on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, or at the office of First Chicago Trust Company of New York, 14 Wall Street, 8th Floor -- Window 2, New York, New York 10005, provided that, at the option of the Corporation, payment of any interest may be made by check mailed via first-class mail to the address of the Person entitled thereto as it appears in the Security Register. (Sections 301, 305 and 1002)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof, and no service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305)

     Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special Federal income tax, accounting and other considerations applicable thereto will be described under "Original Issue Discount -- Factors to Consider" in the Prospectus Supplement relating to any such Original Issue Discount Securities.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the covenants contained in the Indenture and the Offered Debt Securities would not necessarily afford Holders of the Offered Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation which may adversely affect the Holders of the Offered Debt Securities.

RESTRICTIVE COVENANTS

     Liens. The Corporation covenants that it will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereafter called "indebtedness") secured by a mortgage, security interest, pledge or lien (hereafter called "mortgage") of or upon any Principal Property, or any shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing that the Debt Securities (together with, if the Corporation shall so determine, any other indebtedness issued, assumed or guaranteed by the Corporation or any Restricted Subsidiary and then existing or thereafter created) shall be secured by such mortgage equally and ratably with (or, at the option of the Corporation, prior to) such indebtedness. The foregoing restrictions, however, shall not apply to (a) mortgages of or upon any property acquired, constructed or improved by, or of or upon any shares of capital stock or indebtedness acquired by, the Corporation or any Restricted Subsidiary after the date of the Indenture to secure indebtedness incurred for the purpose of financing all or any part of the purchase price of any property, shares of capital stock or indebtedness or of the cost of any construction or improvements on such property, which indebtedness is incurred prior to or within 360 days after such acquisition, completion of such construction or the commencement of the commercial operation of such property; (b) mortgages of or upon any property, shares of capital stock or indebtedness existing at the time of acquisition thereof by the Corporation or any Restricted Subsidiary; (c) mortgages of or upon property of a corporation existing at the time such corporation is merged with or into or consolidated with the Corporation or any Restricted Subsidiary or at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to the Corporation or any Restricted Subsidiary; (d) mortgages of or upon any property of, or shares of capital stock or indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (e) mortgages to secured indebtedness of any Restricted Subsidiary to the Corporation or another Restricted Subsidiary or to secure indebtedness of the Corporation to any Restricted Subsidiary; (f) mortgages in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute or to secure indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to, or the cost of constructing or improving the property subject to, such mortgages; and (g) extensions, renewals or replacements of any mortgage existing on the date of this Indenture or any mortgage referred to in the foregoing clauses (a) through
(f), inclusive. (Section 1004) For additional information as to mortgages on property, see "Defeasance and Covenant Defeasance" herein.

     Notwithstanding the restrictions outlined above, the Corporation or any Restricted Subsidiary may, without equally and ratably securing the Debt Securities, issue, assume or guarantee indebtedness secured by a mortgage not excepted under clauses (a) through (g) above, if the aggregate amount of such indebtedness, together with all other indebtedness secured by mortgages not so excepted and the Attributable Debt existing in respect of Sale and Lease-Back Transactions (other than Sale and Lease-Back Transactions in respect of which amounts equal to the Attributable Debt relating to the transactions shall have been applied, within 360 days after the effective date of the arrangement, to the prepayment or retirement (other than any mandatory prepayment or retirement) of long-term indebtedness and Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under clause (a) or
(f) above), does not at the time exceed 5% of Consolidated Net Tangible Assets. (Section 1004)

     The sale, mortgage or other transfer of timber in connection with an arrangement under which the Corporation or any Restricted Subsidiary is obligated to cut such timber or a portion thereof in order to provide the transferee with a specified amount of money however determined shall not be deemed to create indebtedness secured by a mortgage or to constitute a mortgage securing any indebtedness or to constitute a Sale and Lease-Back Transaction. (Section 1004)

     Sales and Lease-Backs. Sale and Lease-Back Transactions by the Corporation or any Restricted Subsidiary of any Principal Property are prohibited unless (i) the Corporation or such Restricted Subsidiary would be entitled, without equally and ratably securing the Debt Securities, to incur indebtedness secured by a mortgage on the property to be leased pursuant to clause (a) or (f) under the subsection Liens above, or (ii) the Corporation or such Restricted Subsidiary would be entitled, without equally and ratably securing the Debt Securities, to incur indebtedness secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of the Sale and Lease-Back Transaction, or (iii) the Corporation shall apply, within 360 days after the effective date of the arrangement, an amount equal to the Attributable Debt in respect of the transaction to the prepayment or retirement (other than any mandatory prepayment or retirement) of long-term indebtedness of the Corporation or any Restricted Subsidiary. (Section 1005) For additional information as to Sale and Lease-Back Transactions, see "Defeasance and Covenant Defeasance" herein.

     Definitions. "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Corporation) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). (Section 101)

     "Consolidated Net Tangible Assets" means, as of any particular time, the total amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all shown in the audited consolidated balance sheet of the Corporation and subsidiaries contained in the Corporation's then most recent annual report to stockholders, except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on such balance sheet. (Section 101)

     "Principal Property" means any mill, manufacturing plant, manufacturing facility or Timberland, located within the United States of America, having a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination thereof and owned by the Corporation or any Restricted Subsidiary, in each case other than (1) any such mill, plant, facility or Timberland which, in the opinion of the Board of Directors of the Corporation, is not of material importance to the total business conducted by the Corporation and its Restricted Subsidiaries taken as a whole, (2) any portion of such a mill, plant, facility or Timberland similarly found not to be of material importance to the use or operation thereof or (3) any ores, metals, fossils, elements, gases, oil, minerals, geothermal resources and rights thereto and any plant or facility used for the extraction or processing thereof. (Section 101)

     "Restricted Subsidiary" means any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories or possessions and other than Puerto Rico) and (b) which owns a Principal Property; provided however that any Subsidiary which is principally engaged in financing operations outside the United States of America or which is principally engaged in leasing or in financing instalment receivables shall not be a Restricted Subsidiary. (Section 101)

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Corporation or any Restricted Subsidiary of any Principal Property, whether owned at the date of the Indenture or thereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Corporation and any Restricted Subsidiary, between any Restricted Subsidiary and the Corporation or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Corporation or such Restricted Subsidiary to such Person with the intention of taking back a lease of such property. (Section 101)

     "Subsidiary" means any corporation more than 50% of the outstanding voting stock of which is at the time owned, directly or indirectly, by the Corporation and/or one or more of its other Subsidiaries. (Section 101)

     "Timberland" means any real property owned by the Corporation or any Restricted Subsidiary which contains standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, excluding, however, any such real property which at the time of determination is designated by the Board of Directors of the Corporation as being held primarily for development or sale, rather than primarily for the production of timber. (Section 101)

     Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities for the particular provisions relating to such Offered Debt Securities, including any additional restrictive covenants that may be included in the terms thereof.

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS BY THE CORPORATION

     Nothing in the Indenture or in any of the Debt Securities shall prevent any consolidation of the Corporation with or merger of the Corporation into any other corporation or shall prevent any sale or transfer of all or substantially all of the property and assets of the Corporation to any other corporation; provided, however, and the Corporation covenants and agrees, that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual payment of the principal of, and premium, if any, and interest on, all the Debt Securities according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of the Indenture to be kept or performed by the Corporation shall, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, be assumed by the corporation formed by such consolidation or into which the Corporation shall have merged, or the corporation which shall have acquired by sale or transfer all or substantially all of the property and assets of the Corporation. (Section 801)

     If, upon any such consolidation or merger, or upon any such sale or transfer, any Principal Property of the Corporation or of any Restricted Subsidiary or any shares of capital stock or indebtedness of any Restricted Subsidiary, owned immediately prior thereto, would thereupon become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, such other corporation (other than any mortgage, security interest, pledge or lien permitted as described in the first two paragraphs under "Liens" above), the Corporation, prior to such consolidation, merger, sale or transfer, will by indenture supplemental to the Indenture secure the due and punctual payment of the principal of, and premium, if any, and interest on the Debt Securities (together with, if the Corporation shall so determine, any other indebtedness of, or guaranteed by, the Corporation or any Restricted Subsidiary and then existing or thereafter created) equally and ratably with (or, at the option of the Corporation, prior to) the indebtedness secured by such mortgage, security interest, pledge or lien. (Section 802) For additional information as to liens on property in certain events, see "Defeasance and Covenant Defeasance" herein.

EVENTS OF DEFAULT

     The following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) default in payment of principal of or premium, if any, on any Debt Security of that series when due; (b) default in payment of any interest on any Debt Security of that series when due, continued for 30 days; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance of any other covenant of the Corporation in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Debt Securities of that series. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture (except as to such events in bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. (Section 501)

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may, by a notice in writing to the Corporation (and to the Trustee if given by Holders), declare to be due and payable immediately the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series. However, at any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, but before the Stated Maturity thereof, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, with respect to Debt Securities of that series have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification of the Indenture and Waiver of Covenants" herein. Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security and indemnity. (Sections 601 and 603). Subject to such provisions for security and indemnification of the Trustee and certain other rights of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable security and indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 508)

     The Indenture requires the Corporation to furnish to the Trustee annually a statement as to the absence of certain defaults under the Indenture. (Section
1007) The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal or any premium or interest or in sinking fund payments) with respect to Debt Securities of such series if it considers it in the interest of the Holders of Debt Securities of such series to do so. (Section 602)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that, if applicable, the Corporation will be discharged from any and all obligations in respect of the Outstanding Securities (as those terms are defined in the Indenture) of any series (except for certain obligations to register the transfer or exchange of Outstanding Securities of such series, to replace stolen, lost or mutilated Outstanding Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Securities of such series on the Stated Maturity or Redemption Date of such payments in accordance with the terms of the Indenture and the Outstanding Securities of such series. Such a trust may only be established if, among other things, (i) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling which, in the Opinion of Counsel (who may be counsel for the Corporation), provides that Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) the Corporation has delivered to the Trustee an Opinion of Counsel (who may be counsel for the Corporation) to the effect that the Outstanding Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit, defeasance and discharge. (Section 402)

     The Indenture provides that, if applicable, the Corporation may omit to comply with the restrictive covenants contained in Sections 802 (Securities to be Secured in Certain Events), 1004 (Limitations on Liens), 1005 (Limitation on Sale and Lease-Back) and 1007 (Statement by Officers as to Default) of the Indenture, and that such omission shall not be deemed to be an Event of Default under the Indenture and the Outstanding Securities of any series, upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the Outstanding Securities of such series on the Stated Maturity or Redemption Date of such payments in accordance with the terms of the Indenture and the Outstanding Securities of such series. The obligations of the Corporation under the Indenture and the Outstanding Securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Event of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, the Corporation has delivered to the Trustee an Opinion of Counsel (who may be counsel for the Corporation) to the effect that (i) the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (ii) the Outstanding Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit and defeasance. (Section 1006)

     In the event the Corporation exercises its option to omit compliance with certain covenants of the Indenture with respect to the Outstanding Securities of any series as described above and the Outstanding Securities of such series are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in the preceding paragraph, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Outstanding Securities of such series at the time of their Stated Maturity or Redemption Date but may not be sufficient to pay amounts due on the Outstanding Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Corporation shall remain liable for such payments.

MODIFICATION OF THE INDENTURE AND WAIVER OF COVENANTS

     Modifications and amendments of the Indenture may be made by the Corporation and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal amount of, or any installment of principal of or interest on, any Debt Security,
(b) reduce the principal amount of, or the premium (if any) or any interest on, any Debt Security or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration, (c) change the place or currency of payment of principal of, or premium (if any) or interest on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the stated maturity date, or (e) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

     The Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the Indenture. (Section 1007) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) or any interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513)

REGARDING THE TRUSTEE

     The Corporation maintains banking relationships in the ordinary course of business with The First National Bank of Chicago, the Trustee under the Indenture, and has two revolving credit agreements in the aggregate amount of $150 million with such bank. Certain debt securities of the Corporation are currently outstanding under the Indenture.

                              PLAN OF DISTRIBUTION

     The Corporation may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly or indirectly to one or more other purchasers or through agents. Such underwriters may include Salomon Brothers Inc and Morgan Stanley & Co. Incorporated, or a group of underwriters represented by one or both of such firms. Such firms also may act as agents.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the offering of Debt Securities, certain underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Debt Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Debt Securities for the purpose of stabilizing their market price. The underwriters also may create a short position for the account of the underwriters by selling more Debt Securities in connection with the offering than they are committed to purchase from the Corporation, and in such case may purchase Debt Securities in the open market following completion of the offering to cover such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the Debt Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     In connection with the sale of Debt Securities, underwriters may receive compensation from the Corporation or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the Prospectus Supplement.

     Underwriters and agents who participate in the distribution of Debt Securities may be entitled under agreements which may be entered into by the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Such underwriters and agents may be customers of, engage in transactions with, or perform services for the Corporation in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Corporation may authorize underwriters or other persons acting as the Corporation's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Corporation pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Corporation. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                          VALIDITY OF DEBT SECURITIES

     Unless otherwise indicated in the Prospectus Supplement, the validity of the Debt Securities offered hereby will be passed upon for the Corporation by O. George Everbach, Senior Vice President -- Law and Government Affairs of the Corporation, and for the underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules of the Corporation and its consolidated subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus by reference from the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

S.E.C. Filing Fee...........................................  $147,500
Trustee's Charges*..........................................     2,000
Printing and Engraving*.....................................    40,000
Accounting Fees*............................................    16,000
Rating Agency Fees*.........................................    80,000
Blue Sky and Legal Fees and Expenses*.......................    15,000
Miscellaneous*..............................................    24,500
                                                              --------
                                                              $325,000
                                                              ========

---------------

*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Corporation's By-laws (the "By-laws") provide, among other things, that the Corporation shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or, in the case of a director or officer of the Corporation, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or, in the case of a director or officer of the Corporation, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, the Corporation is not required to indemnify any director or officer of the Corporation in connection with a proceeding (or portion thereof) initiated by such director or officer against the Corporation or any directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Corporation or
(ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The By-laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

     Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by the Corporation of directors and officers under the circumstances provided in the provisions of the By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

     The Corporation has purchased insurance which purports to insure the Corporation against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the directors and officers of the Corporation, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such directors and officers except for liabilities resulting from their own malfeasance.

     The forms of Underwriting Agreement and Distribution Agreement filed as Exhibits 1.1 and 1.2 hereto provide for indemnification and contribution by underwriters or agents, as the case may be, with respect to certain liabilities of directors and officers of the Corporation and other persons, if any, who control the Corporation.

ITEM 16. EXHIBITS.

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          1.1*           -- Form of Underwriting Agreement
          1.2            -- Form of Distribution Agreement (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177)
          4.1*           -- First Amended and Restated Indenture dated as of March 1,
                            1998 (the "Indenture") between the Corporation and Bank
                            of America National Trust and Savings Association, as
                            successor Trustee ("BOA")
          4.2*           -- Three forms of Debt Securities (included in Exhibit 4.1 at pages A-1 through C-5)
          4.3            -- First Supplemental Indenture, dated as of November 6,
                            1992, to the Indenture (incorporated by reference to
                            Exhibit 4.3 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177))
          4.4            -- Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit
                            4.4 to the Registration Statement on Form S-3 filed on
                            June 17, 1994 (Registration No. 33-54177))
          4.5*           -- Instrument of Resignation, Appointment and Acceptance
                            dated as of December 12, 1995 among the Corporation, BOA
                            and The First National Bank of Chicago, as successor
                            Trustee
          5*             -- Opinion of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of the
                            Corporation, as to the validity of the Debt Securities
         12*             -- Computation of Ratio of Earnings to Fixed Charges for the
                            five years ended December 31, 1997
         23.1*           -- Consent of Deloitte & Touche LLP
         23.2*           -- Consent of Coopers & Lybrand L.L.P.
         23.3*           -- The consent of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of the
                            Corporation, is contained in his opinion filed as Exhibit
                            5 to this Registration Statement
         24*             -- Directors' Powers of Attorney
         25*             -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The First National
                            Bank of Chicago dated as of February 2, 1998

---------------

     * Filed herewith

ITEM 17. UNDERTAKINGS.

     The Corporation hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by

section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (5) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon rule 430A and contained in the form of prospectus filed by the Corporation pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (6) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions described under Item 15 above or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted against the Corporation by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 2, 1998.

                                            KIMBERLY-CLARK CORPORATION

                                            By:    /s/ WAYNE R. SANDERS
                                              ----------------------------------
                                                       Wayne R. Sanders
                                                  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                /s/ WAYNE R. SANDERS                     Chairman of the Board and       February 2, 1998
-----------------------------------------------------      Chief Executive Officer
                  Wayne R. Sanders                         and Director (principal
                                                           executive officer)

                /s/ JOHN W. DONEHOWER                    Senior Vice President and       February 2, 1998
-----------------------------------------------------      Chief Financial Officer
                  John W. Donehower                        (principal financial
                                                           officer)

                  /s/ RANDY J. VEST                      Vice President and              February 2, 1998
-----------------------------------------------------      Controller (principal
                    Randy J. Vest                          accounting officer)

                                   DIRECTORS

                          *                                                      *
-----------------------------------------------------  -----------------------------------------------------
                  John F. Bergstrom                                        Louis E. Levy

                          *                                                      *
-----------------------------------------------------  -----------------------------------------------------
              Pastora San Juan Cafferty                                 Frank A. McPherson

                          *                                                      *
-----------------------------------------------------  -----------------------------------------------------
                   Paul J. Collins                                      Linda Johnson Rice

                          *                                                      *
-----------------------------------------------------  -----------------------------------------------------
                  Robert W. Decherd                                     Wolfgang R. Schmitt

                          *                                                      *
-----------------------------------------------------  -----------------------------------------------------
                 William O. Fifield                                      Randall L. Tobias

-----------------------------------------------------
                 Claudio X. Gonzalez

February 2, 1998

*By:    /s/ O. GEORGE EVERBACH
     -------------------------------
           O. George Everbach
            Attorney-in-Fact

                                 EXHIBIT INDEX

     The following is a list of Exhibits included as part of this Registration Statement.

    NO.                         DESCRIPTION OF EXHIBIT
    ---                         ----------------------

    1.1*     -- Form of Underwriting Agreement
    1.2      -- Form of Distribution Agreement (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3
                filed on June 17, 1994 (Registration No. 33-54177)
    4.1*     -- First Amended and Restated Indenture dated as of March 1,
                1998 (the "Indenture") between the Corporation and Bank
                of America National Trust and Savings Association, as
                successor Trustee ("BOA")
    4.2*     -- Three forms of Debt Securities (included in Exhibit 4.1 at pages A-1 through C-5)
    4.3      -- First Supplemental Indenture, dated as of November 6,
                1992, to the Indenture (incorporated by reference to
                Exhibit 4.3 to the Registration Statement on Form S-3
                filed on June 17, 1994 (Registration No. 33-54177))
    4.4      -- Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit
                4.4 to the Registration Statement on Form S-3 filed on
                June 17, 1994 (Registration No. 33-54177))
    4.5*     -- Instrument of Resignation, Appointment and Acceptance
                dated as of December 12, 1995 among the Corporation, BOA
                and The First National Bank of Chicago, as successor
                Trustee
    5*       -- Opinion of O. George Everbach, Senior Vice
                President -- Law and Government Affairs of the
                Corporation, as to the validity of the Debt Securities
   12*       -- Computation of Ratio of Earnings to Fixed Charges for the
                five years ended December 31, 1997
   23.1*     -- Consent of Deloitte & Touche LLP
   23.2*     -- Consent of Coopers & Lybrand L.L.P.
   23.3*     -- The consent of O. George Everbach, Senior Vice
                President -- Law and Government Affairs of the
                Corporation, is contained in his opinion filed as Exhibit
                5 to this Registration Statement
   24*       -- Directors' Powers of Attorney
   25*       -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The First National
                Bank of Chicago dated as of February 2, 1998

---------------

  * Filed herewith